                                                                   Exhibit 10.18


                               SECURITY AGREEMENT
                               ------------------


         THIS SECURITY AGREEMENT ("Agreement") is made this 12th day of April 2000, between The LaMaur Corporation ("LaMaur"), a Delaware corporation with its offices located at 5601 East River Road, Minneapolis, Minnesota, and the Committee of Unsecured Creditors of The LaMaur Corporation acting on behalf of all unsecured creditors of The LaMaur Corporation, (Committee), by and through its members, Owens-Illinois, Inc., U.S. Can Company, Seaquist Perfect, AeroPres Corp., Longview Fibre, Henkel Corp., and National Starch and Chemical and such other persons, firms or entities as shall agree in writing at such later date to accept the benefits of the Committee's actions on their behalf (each an Additional Person), to induce the Committee to enter into a Forbearance Agreement with LaMaur, of date even herewith (Forbearance Agreement).

                                    RECITALS
                                    --------

         WHEREAS, LaMaur is indebted to its general unsecured creditors as of the date hereof in the approximate aggregate amount of $8,000,000 (the Existing
Debt), LaMaur and the Committee desire to address LaMaur's repayment of the Existing Debt in accordance with the terms of this Security Agreement and the Forbearance Agreement.

         WHEREAS, as a result of the Existing Debt, LaMaur's general unsecured creditors are entitled to pursue remedies to attempt to recover the Existing Debt, according to state law. LaMaur has asked the Committee, on behalf of all general unsecured creditors of LaMaur, to forbear from exercising those remedies relating to the recovery of the Existing Debt and the Committee, on behalf of all general unsecured creditors of LaMaur, has agreed, provided LaMaur enters into this Security Agreement.

         THEREFORE, for good and valuable consideration, the parties agree as follows:

         1. LaMaur hereby grants a security interest in, and mortgages to the Committee, the property designated on Exhibit A, a copy of which is attached hereto and expressly incorporated into this Agreement by this reference (all such assets, additions, accessions, proceeds and products collectively hereinafter referred to as the "Collateral"), to secure performance of LaMaur's obligations under the Forbearance Agreement.

         2. The security interest granted hereunder and the Committee's rights under this Agreement are subject to the terms of the Subordination Agreement dated April 12, 2000 by and among the Committee, its members, and Congress Financial Corporation (Central) (ACFC) (Subordination Agreement).

         3. Subject to the provisions of the Subordination Agreement, upon the occurrence of any default by LaMaur under this Agreement or the Forbearance Agreement, or any term set forth therein, or the expiration of the Forbearance Agreement, or arising from or connected to any agreements between LaMaur and CFC, or under any other documents evidencing or relating to the Agreement or Forbearance Agreement, the Committee shall have all of the rights and remedies provided to a secured creditor under the Uniform Commercial Code including, but not by way of limitation, the right of the Committee to sell, assign, or otherwise dispose of the Collateral, or any part thereof, by public or private proceedings or sale. The Committee has no obligation to exercise the forgoing remedies upon the default of LaMaur as set forth herein and this Security Agreement shall remain in full force and effect until the Existing Debt is satisfied in full. The Committee shall give LaMaur reasonable notice prior to any disposition of the Collateral, which notice requirement shall be satisfied if given thirty
                  (30) days prior to any such disposition. The net proceeds realized upon any sale or other disposition of the Collateral shall be applied first to any Priority Amount due to CFC, then to expenses of the sale or other handling or disposition and reasonable attorney's fees, costs, and expenses incurred by the Committee, then to any amounts due to lien claimants who have liens against the Collateral with a higher priority than that of the Committee and then to the balance of the Existing Debt. The Committee shall account to LaMaur for any surplus realized on such disposition. LaMaur shall remain liable for any deficiency remaining on the balance of the Existing Debt after application of the Collateral sale proceeds as described above, which LaMaur agrees to pay forthwith upon demand.

         4. The Committee shall not be deemed to have waived any rights under this Agreement, under the Forbearance Agreement or under any related documents, unless such waiver is in writing and signed by the Committee. No delay or omission on the part of the Committee in exercising any right shall operate as a waiver of such right or any other right. No prior waiver, nor any course of dealing between the Committee and LaMaur shall constitute a waiver of either the Committee's rights or LaMaur's obligations as to any future transactions. Whenever consent by the Committee is required in this Agreement, the granting of such consent by the Committee in any instance shall not constitute a continuing consent to subsequent instances where such consent is required.

         5. All notices required to be given by either party to the other party under this Agreement shall be in writing and shall be effective when actually personally delivered or when deposited in the United States Mail, First Class, postage prepaid, addressed to the other party at the following addresses and faxed to the other party at the following facsimile numbers or as such party shall otherwise designate to the other party in writing:

                                     LAMAUR
                                     ------

                                 Lawrence Pesin
                              5601 East River Road
                              Minneapolis, MN 55432
                             Facsimile: 612-572-2781

                                       AND

                                Lillian Stenfeldt
                         Gray Cary Ware Freidenrich, LLP
                      Attorneys for The LaMaur Corporation
                               400 Hamilton Avenue
                               Palo Alto, CA 64301
                             Facsimile: 650-327-3699

                                    COMMITTEE
                                    ---------

                                 Lawrence Levey
                              Owens-Illinois, Inc.
                                   One SeaGate
                                Toledo, OH 43666
                             Facsimile: 419-247-1082

                                       AND

                                   James Chatz
                             Kamensky & Rubinstein
              Attorneys for The Committee of Unsecured Creditors
                       7250 N. Cicero Avenue, Suite 200
                             Lincolnwood, IL 60712
                            Facsimile: 847-982-1676

         6. LaMaur agrees that this Agreement shall be construed and governed in accordance with the laws of the State of Illinois and shall be binding upon LaMaur and its successors and permitted assigns. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be considered severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

         7. LaMaur will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation.

         8. At its option, the Committee may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral and/or may place and pay for insurance on the Collateral upon the failure by LaMaur, after being requested to do so by LaMaur or following a reasonable period of notice to LaMaur, and LaMaur fails to do so, with such expense incurred to be added to the balance of the Existing Debt.

         9. LaMaur shall notify the Committee in writing of any default under the terms of its Loan Agreement with CFC including the nature and extent of such default.

         10. Each Additional Person must agree in writing to be subject to the terms of the Subordination Agreement in order to be entitled to any benefits hereunder.

         IN WITNESS WHEREOF, the parties hereto, have each executed this Agreement on the day and year first above written.

                                       THE LAMAUR CORPORATION

                                       By:
                                           ------------------------------

                                       Its:
                                           ------------------------------


                                       COMMITTEE OF UNSECURED CREDITORS
                                       OF THE LAMAUR CORPORATION

                                       By:
                                           ------------------------------

                                       Its:
                                           ------------------------------

                                   SCHEDULE 1


         This financing statement covers all of Debtor's right, title and interest in and to the following property and interests in property of Debtor, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

(a) All present and future rights of Debtor to payment for goods sold or leased or for services rendered, whether or not earned by performance (the "Accounts");

(b) All of Debtor's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located;

(c) All products and proceeds of the foregoing, in any form, including, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         Except as defined herein, all terms used herein shall have the meanings provided in the Uniform Commercial Code.